SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2003

Arch Wireless, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14248	31-1358569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Park Drive, Suite 250, Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

                                     Registrant’s telephone number, including area code: (508) 870-7600

Item 9.     Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of
                 Operations and Financial Condition").

        On May 8, 2003, Arch Wireless, Inc. announced its financial results for the quarter ended March 31, 2003. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and the Exhibit attached hereto is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.” The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2003	ARCH WIRELESS, INC. By: /s/ J. Roy Pottle —————————————— Name: J. Roy Pottle Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. 99.1	Description Press release of Arch Wireless, Inc. dated May 8, 2003

Exhibit 99.1 NEWS RELEASE
FOR IMMEDIATE RELEASE Thursday, May 8, 2003	CONTACT: Bob Lougee (508)870-6771

Arch Wireless Reports First Quarter Operating Results,
Reschedules Annual Meeting of Stockholders

Westborough, MA (May 8, 2003) — Arch Wireless, Inc. (OTCBB: AWIN; BSE: AWL), a leading wireless messaging and mobile information company, today announced consolidated net income of $6.1 million, or $0.30 per share, for the first quarter ended March 31, 2003, compared to net income of $4.5 million, or $0.02 per share, for the first quarter of 2002. Consolidated revenues for the first quarter of 2003 were $165 million while net cash provided by operating activities was $51.2 million.

Arch’s financial results include separate results and cash flows prior to its emergence from bankruptcy on May 29, 2002 (the Predecessor Company), as well as operating results and cash flows after its emergence from bankruptcy (the Reorganized Company), reflecting the application of “fresh-start” accounting that resulted from Arch’s Chapter 11 reorganization. Consequently, and due to other reorganization-related events and adjustments, the Predecessor Company’s financial statements for the three-month period ended March 31, 2002 are not comparable to the Reorganized Company’s financial statements for the three-month period ended March 31, 2003.

Arch reported a net decline of 477,000 messaging units in service during the first quarter of 2003, comprised of 460,000 one-way messaging units and 17,000 two-way messaging units. Direct units in service declined by 281,000 during the quarter while indirect units in service declined by 196,000. Messaging units in service totaled 5,163,000 at March 31, 2003 with 4,031,000 direct units in service and 1,132,000 indirect units in service. During the first quarter average revenue per direct unit in service was $11.70 compared to $3.60 per indirect unit in service.

C. Edward Baker, Jr., chairman and chief executive officer, said: “Our operating results were consistent with our expectations as we continued to reduce operating expenses and maintained operating margins over the past year.”

J. Roy Pottle, executive vice president and chief financial officer, said: “The company continued to reduce its debt during the first quarter as our wholly owned subsidiary Arch Wireless Holdings, Inc. (AWHI) completed $26.7 million of additional redemptions of 10% Senior Subordinated Secured Notes due 2007. Upon completion of optional and mandatory redemption payments scheduled for May 15, 2003, AWHI will have redeemed a total of $140 million principal amount of the $200 million of 10% Senior Notes originally issued and will have $60 million principal amount outstanding.” Pottle also noted: “Cash and cash equivalents were $60.4 million as of March 31, 2003 resulting in net debt (total debt less cash and cash equivalents) of $133 million compared to $180 million as of December 31, 2002.”

Arch also announced that it has rescheduled its annual meeting of stockholders, previously scheduled for May 8, 2003, for Thursday, June 12, 2003, at 1:00 p.m. The meeting was rescheduled in order to provide time for the Securities and Exchange Commission to complete its review of Arch’s preliminary proxy materials filed on March 18, 2003. Arch expects to mail the definitive proxy materials, together with its annual report, to all stockholders on or about May 9, 2003.

Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading wireless messaging and mobile information company with operations throughout the United States. It offers a full range of wireless messaging and wireless e-mail services, including mobile data solutions for the enterprise, to business and retail customers nationwide. Arch provides services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean principally through a nationwide direct sales force, as well as through indirect resellers, retailers and other strategic partners. Additional information on Arch is available on the Internet at www.arch.com.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch’s expectations for future reductions in operating expenses and maintenance of operating margins, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for its paging products and services, Arch’s ability to continue to reduce operating expenses and maintain operating margins, Arch’s future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third party providers for certain equipment and services, as well as other risks described from time to time in Arch’s periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

ARCH WIRELESS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$60,442	$37,187
Accounts receivable, net	37,269	45,308
Deposits	4,647	4,880
Prepaid rent	3,243	9,857
Prepaid expenses and other	15,641	17,999

Total current assets	121,242	115,231

Property and equipment	389,747	391,060
Less accumulated depreciation and amortization	(113,453)	(87,278)

Property and equipment, net	276,294	303,782

Assets held for sale	1,245	3,311
Intangible and other assets, net	10,148	15,600

	$408,929	$437,924

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$38,260	$55,000
Accounts payable	5,929	8,412
Accrued compensation and benefits	13,229	20,948
Accrued network costs	9,340	10,052
Accrued property and sales taxes	11,149	12,672
Accrued interest	3,194	1,446
Accrued other	11,854	12,324
Customer deposits and deferred revenue	34,363	35,704

Total current liabilities	127,318	156,558

Long-term debt, less current maturities	155,352	162,185

Other long-term liabilities	1,347	788

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	121,456	121,456
Deferred stock compensation	(3,882)	(4,330)
Retained earnings	7,318	1,247

Total stockholders' equity	124,912	118,393

	$408,929	$437,924

ARCH WIRELESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except share and per share amounts)

	Reorganized Company Three Months Ended March 31, 2003	Predecessor Company Three Months Ended March 31, 2002
Revenues	$164,753	$233,545
Operating expenses:
Cost of products sold	1,658	5,410
Service, rental, and maintenance	50,135	67,610
Selling	12,494	22,179
General and administrative	49,092	76,128
Depreciation and amortization	33,223	48,931
Stock based and other compensation	2,195	--

Total operating expenses	147,749	220,258

Operating income (loss)	17,004	13,287
Interest expense, net	(5,646)	(1,274)
Other income (expense)	10	(1,244)

Income (loss) before reorganization items, net	10,320	10,769
Reorganization items, net	--	(6,223)

Income (loss) before provision for income taxes	10,320	4,456
Provision for income taxes	(4,249)	--

Net income (loss)	$6,071	$4,546

Basic/diluted net income (loss) per common share	$0.30	$0.02

Basic/diluted weighted average number of common
shares outstanding	20,000,000	182,434,590

ARCH WIRELESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	Reorganized Company Three Months Ended March 31, 2003	Predecessor Company Three Months Ended March 31, 2002
Cash flows from operating activities:
Net income (loss)	$6,071	$4,546
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	33,223	48,931
Accretion of long-term debt	3,167	--
Deferred stock compensation	448	--
Income tax provision	4,249	--
Losses (gains) on disposals of property and equipment	49	(772)
Accounts receivable loss provision	8,685	23,984
Changes in assets and liabilities:
Accounts receivable	(705)	(4,841)
Prepaid expenses and other	9,205	(5,820)
Accounts payable and accrued expenses	(11,883)	(1,882)
Customer deposits and deferred revenue	(1,341)	(2,901)
Other long-term liabilities	39	980

Net cash provided by operating activities	$51,207	$62,225

Cash flows from investing activities:
Additions to property and equipment	(3,416)	(23,460)
Additions to intangible and other assets	--	(1)
Proceeds from disposals of property and equipment	2,145	--
Receipts from note receivable	59	--

Net cash used for investing activities	(1,212)	(23,461)

Cash flows from financing activities:
Repayment of long-term debt	(26,740)	(44,478)

Net cash used for financing activities	(26,740)	(44,478)

Effect of exchange rate changes on cash	--	(53)

Net increase (decrease) in cash and cash equivalents	23,255	(5,767)
Cash and cash equivalents, beginning of period	37,187	72,200

Cash and cash equivalents, end of period	$60,442	$66,433

Supplemental disclosures:
Interest paid	$919	$1,348
Asset retirement obligation	$1,244	$--
Reorganization expenses paid	$--	$4,317

ARCH WIRELESS, INC.
UNIT ACTIVITY

	Reorganized Company Three Months Ended March 31, 2003	Predecessor Company Three Months Ended March 31, 2002
Direct One-Way:
Beginning units in service	3,969,000	5,589,000
Internal unit in service growth (decline)	(264,000)	(436,000)

Ending units in service	3,705,000	5,153,000

Revenues (000s)	$124,456	$179,203
Average revenue per unit	$10.39	$10.71
Two-Way:
Beginning units in service	343,000	327,000
Internal unit in service growth (decline)	(17,000)	37,000

Ending units in service	326,000	364,000

Revenues (000s)	$27,310	$32,731
Average revenue per unit	$26.67	$30.00
Indirect One-Way:
Beginning units in service	1,319,000	2,577,000
Internal unit in service growth (decline)	(196,000)	(360,000)

Ending units in service	1,123,000	2,217,000

Revenues (000s)	$12,417	$20,838
Average revenue per unit	$3.47	$2.99
Two-Way:
Beginning units in service	9,000	7,000
Internal unit in service growth (decline)	--	--

Ending units in service	9,000	7,000

Revenues (000s)	$570	$773
Average revenue per unit	$21.64	$23.53